Horace Mann Life Insurance Company

1 Horace Mann Plaza

Springfield, IL 62715

Variable Annuity Application

A. Annuitant information (street address is required)	D. Beneficiary Information Primary Beneficiary

Name	Name

Address	Relationship

Address

Telephone (___)

Gender: ☐ M ☐ F Birth date ___/___/_____	Telephone (___)

Marital status: ☐ Married ☐ Single	Birth date ___/___/_____

Occupation/code	Social security #

Social security #	Comments

B. Owner information (if different than annuitant)

Name

Address

Contingent Beneficiary

Telephone (___)	Name

Gender: ☐ M ☐ F Birth date ___/___/_____	Relationship

Marital status: ☐ Married ☐ Single	Address

Occupation/code

Social security #

Federal identification number

C. Employer information (list bill only)	Telephone (___)

Employer name	Birth date ___/___/_____

Address	Social security #

Comments

Telephone (___)

Federal identification number

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E. Product information (check only one product)

Flexible Premium:	M&E/Rider Fee	Elected Product/Rider Fee

☐ Variable Solutions II – issue ages 0-85	1.25%	__________

☐ Maximum Solutions II – issue ages 0-85	0.95%	__________

☐ Goal Planning Annuity – issue ages 0-85

☐ 9-year surrender charge	1.25%	__________

☐ 5-year surrender charge	1.25%	__________

Goal Planning Annuity Optional Riders:

Guaranteed Minimum Death Benefit Rider – Accumulation:

☐ 5% Accumulation	0.30%	__________

Guaranteed Minimum Death Benefit Rider – Step-up:

☐ Annual	0.20%	__________

		*Total __________

*	The total M&E/Rider Fee for the Goal Planning Annuity cannot exceed 2.40%

F. Contract type (check only one) ☐ 403(b) ☐ IRA ☐ Roth ☐ Conv. Roth	H. Lump sum premium (for example – conversions, replacements, rollovers, transfers and exchanges)

☐ 457(b) ☐ Non-Qualified ☐ SEP ☐ SIMPLE – IRA ☐ Other ___________________________________	$ ________________________________

G. Billing information (for flexible premium contributions)	I. Electronic funds transfer (Please attach a sample check)

Month of first payment First _________ payment(s) of	Establish a monthly draft from my bank account on the: ☐ 5th ☐ 10th ☐ 15th ☐ 20th ☐ 25th ☐ Checking Account ☐ Savings Account

Subsequent payment	Amount of Draft

Total first year payment	Bank Name

List bill group #	Bank Address

Billing mode:

☐ EFT ☐ Direct ☐ List Bill ☐ Other _________	Bank Routing Number

(1/12) ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly	☐ 1/26 ☐ 1/20 ☐ 1/12 ☐ 1/10 ☐ 1/9	Depositor Account Number In order to pay premiums on policies I (we) request and authorize the company to withdraw monthly.

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J. Investment instructions

Allocation Option	Premiums		Lump Sum
Large Company Blend

30 JPMorgan US Large Cap Equity		%		%

20 Fidelity VIP Growth & Income SC2%				%

12 DJ Wilshire 5000 Index Portfolio*		%		%

21 Fidelity VIP Index 500 SC2%				%

Large Company Growth

23 Fidelity VIP Growth SC2%				%

33 AllianceBernstein Lrg Cap Growth		%		%

13 Wilshire Large Company Growth*		%		%

Large Company Value

01 Wilshire VIT Equity HM Shares		%		%

07 Wilshire VIT Soc Resp HM Shares		%		%

27 Davis Value Portfolio		%		%

14 Wilshire Large Company Value*		%		%

Mid-size Company Blend

51 Dreyfus IP MidCap Stock Portfolio		%		%

22 Fidelity VIP Mid Cap SC2%				%

31 Rainier Small/Mid Cap Equity*		%		%

Mid-size Company Growth

48 Delaware Growth Opportunities		%		%

49 Lord Abbett Growth Opportunities		%		%

34 Putnam VT Vista Fund		%		%

Mid-size Company Value

37 Ariel Appreciation Fund* **		%		%

Small Company Blend

50 Goldman Sachs CORE Small Cap		%		%

32 Neuberger Berman Genesis Fund*		%		%

Small Company Growth

09 Wilshire VIT Sm Cap Gr HM Share		%		%

52 Delaware VIP Trend Series		%		%

16 Wilshire Small Company Growth*		%		%

Small Company Value

36 Ariel Fund* **		%		%

53 Royce Capital Fund Small-Cap		%		%

15 Wilshire Small Company Value*		%		%

International

08 Wilshire VIT Intl Equity HM Shares		%		%

24 Fidelity VIP Overseas SC2%				%

Balanced

02 Wilshire VIT Balanced HM Shares		%		%

Bond Options

03 Wilshire VIT Income HM Shares		%		%

04 Wilshire VIT Short Term HM Shares		%		%

25 Fidelity VIP High Income SC2%				%

26 Fidelity VIP Inv Grade Bond SC2%				%

Fixed Only Option

00 HM Fixed Account		%		%

Total	100%		100%

*	These investment options are not available for non-qualified products.

**	The Ariel investment options are not available for 457(b) products.

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K. Rebalancing		L. Transfer between accounts/DCA

	Please select one of the following:	Please select one of the following:

	Automated Rebalancing	☐ Transfer monthly for three months

	☐ Quarterly (every three months)	☐ Transfer monthly for six months

	☐ Semi-Annually (every six months)	☐ Transfer monthly for 12 months

	☐ Annually (every 12 months)	Indicate dollar amount ($), percentages (%), or “all”

Investment Option #	Percentage	Value	From Invst. Option #	To Invst. Option #

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	__________%	_________	______________	_______________

	You may select a maximum of 10 investment options for rebalancing.	You may select a maximum of 10 investment options for transfers between accounts/DCA.

	Your request will be completed on the date it is received in the home office. If your request for Automated Rebalancing is received on the 29th, 30th, or 31st of the month it will be processed on the 28th of the month.	Your request will be completed on the date it is received in the home office. If your request for Transfer between accounts/DCA is received on the 29th, 30th, or 31st of the month it will be processed on the 28th of the month.

	If Rebalancing is selected Transfer between accounts/DCA is not available for election.	If Transfer between accounts/DCA is selected Rebalancing is not available for election.

	M. Special instructions	N. Additional requirements (if applicable)

☐ Suitability form

☐ Transfer/rollover request form

☐ Loan Request form

☐ Maximum Allowable Contribution form

☐ State Replacement Form

☐ Contract Summary*

Form# _____________ Revision Date _______

Other ________________________________

* This form is required to be left with the proposed contract owner.

O. Fraud notices

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Connecticut, Maryland, Oregon, and Vermont – Any person who knowingly and with intent to defraud an insurer submits an application or files a claim containing false, incomplete, or misleading statements of material fact may be guilty of a crime.

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Florida – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Georgia, Kansas, Nebraska, Texas – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Pennsylvania – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee – It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington – Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

P. Replacements (this section must be completed and signed for all applications)

Do you currently have any existing or pending policies or contracts?   ☐ Yes  ☐ No

Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?

  ☐ Yes  ☐ No

If yes, complete chart below:

Company name	Contract # (if applicable)	Will value be transferred to Horace Mann?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

Client signature

To the best of your knowledge, does the application for this annuity involve replacement of life insurance or annuities currently in force?

☐ Yes, as indicated above  ☐ No

Agent’s signature

Q. Acknowledgement and authorization

I agree that the information provided above is full, complete and true to the best of my knowledge and belief. I acknowledge receipt of the “important notice” applicable to my contract and the current prospectus for the Horace Mann Life Insurance Company Separate Account and the Underlying Fund prospectuses. I understand that all payments and values provided by the contract, when based on investment experience of variable investment options, are variable and not guaranteed as to dollar amount.

I hereby authorize Horace Mann Life Insurance Company and Horace Mann Investors, Inc. to hold any money (ies) received if the application is not complete until such time as the application is made complete.

Signed at		on

	(city/state)		(date)

Annuitant’s signature

Contract owner’s signature

Agent’s name (1)

Agent’s signature (1)	Agent #

State code	License #		Percent
(if applicable)

Agent’s name (2)

Agent’s signature (2)	Agent #

State code	License #		Percent
(if applicable)

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